Section 2: EX-99.1 (PRESS RELEASE)

News Release

FOR IMMEDIATE RELEASE

For more information contact:

Susan K. Still, President and CEO, (540) 278-1705

Charles W. Maness, Jr., Executive Vice President & CFO, (540) 278-1702

HomeTown Bankshares Reports Another Year of Record Earnings

Roanoke, VA (February 1, 2013) – HomeTown Bankshares Corporation, the parent company of HomeTown Bank, reported another year of record earnings in 2012. Net Income of $4.6 million was achieved in 2012 vs. $1.9 million in 2011. In addition, pre-tax earnings of $850,000 for the fourth quarter ended December 31, 2012 almost doubled the $430,000 in earnings realized in the fourth quarter of 2011.

The recognition of deferred tax assets added income tax benefit of $2.1 million to the pre-tax profit of $2.5 million for net income of $4.6 million for the year ended December 31, 2012 vs. $1.9 million in 2011. After net accumulated dividends on preferred stock of $153 thousand for the quarter and $609 thousand for the year, the Company had net income available to common shareholders of $0.12 per share for the quarter and $1.22 per share for the year ended December 31, 2012, compared to $0.09 per share for the 4th quarter of 2011 and $.41 per share for year in 2011.

The net interest margin increased throughout the year from 3.48% in 2011 to 3.82% in 2012, contributing to strong core earnings growth during 2012. A 22% increase in non-interest bearing deposits for the twelve months ended December 31, 2012, accompanied by steady reduction in funding costs throughout the year, were the primary contributors to the improved net interest margin. A 35% increase in non-interest income was also a major contributor to the record earnings for 2012. Specifically, mortgage loan brokerage income increased 150% while ATM and interchange revenue increased 28% during 2012.

“We are very pleased with another year of strong operating results in 2012,” stated Susan Still, President. “Our focus during 2013 will remain on earnings growth through increased lending activity and higher non-interest income from deposit account growth and another strong year of anticipated growth in mortgage lending, “she continued.

Balance Sheet

Total assets grew $9.3 million to $370.5 million at December 31, 2012 from $361.2 million at December 31, 2011 due to a 10.6% increase in net loans. Total Loans outstanding increased $25.8 million from $249.1 million at December 31, 2011 to $274.9 million at December 31, 2012. Total Deposits grew from $307.6 million to $310.0 million at December 31, 2012 with total non-interest bearing deposits increasing 22% or $5.8 million to $32.6 million at December 31, 2012 while higher cost interest bearing deposits, specifically retail CD's, declined $3.4 million.

Total Equity increased $3.6 million during the year to $36.7 million at December 31, 2012. HomeTown Bankshares' risk-based and tangible capital ratios continued to increase throughout 2012 with the Company remaining consistently above regulatory standards for well-capitalized banks.

Asset Quality

Loan quality continued to stabilize during 2012 with the level of nonperforming loans amounting to 0.98% of Total Loans at December 31, 2012 and nonperforming assets totaling 3.14% vs. .82% and 3.21%, respectively, at December 31, 2011. The Bank's Other Real Estate Owned (OREO) decreased $624 thousand during 2012. Net charge-offs amounted to $111 thousand for the quarter ending December 31, 2012 and $1.6 million or .61% of Total Loans for the year ended December 31, 2012 vs. $773 thousand and $2.47 million or .96% of Total Loans, respectively, at December 31, 2011. The Company's Allowance for Loan Losses at December 31, 2012 amounted to $3.8 million or 1.38% of Total Loans vs. $4.0 million and 1.60% of Total Loans at December 31, 2011.

“We continue to be very pleased with the progress that has been made with our asset quality throughout 2012,” stated Still. “Strong asset quality along with solid loan and deposit growth will be continue to be our goal during 2013 as we proactively serve our existing customer relationships and the needs of our communities,” she continued.

HomeTown Bank offers a full range of banking services to small and medium-size businesses, real estate investors and developers, private investors, professionals and individuals. The Bank serves the Roanoke and New River Valleys and Smith Mountain Lake through five branches and a loan production office. A high level of responsive and professionalized service coupled with local decision-making is the hallmark of its banking strategy.

* * *

Forward-Looking Statements:

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

(See Attached Financial Statements for the year-to-date and quarter ending December 31, 2012)

HomeTown Bankshares Corporation
Consolidated Balance Sheets
December 31, 2012 and December 31, 2011

In Thousands, Except Share and Per Share Data	12/31/2012	12/31/2011
	(Unaudited)
Assets
Cash and due from banks	$9,812	$12,529
Federal funds sold	196	10,363
Securities available for sale, at fair value	63,466	69,207
Restricted equity securities, at cost	2,591	2,390
Loans, net of allowance for loan losses of $3,790 in 2012 and $3,979 in 2011	271,147	245,100
Property and equipment, net	9,754	9,582
Other real estate owned, net of valuation allowance of $575 in 2012 and $331 in 2011	8,938	9,562
Deferred tax asset, net	2,202	-
Accrued income	1,590	1,372
Prepaid FDIC insurance	5	473
Other assets	750	597
Total assets	$370,451	$361,175

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing	$32,627	$26,822
Interest-bearing	277,370	280,814
Total deposits	309,997	307,636
Short term borrowings	216	449
Federal Home Loan Bank borrowings	22,000	19,000
Accrued interest payable	332	435
Other liabilities	1,187	567
Total liabilities	333,732	328,087

Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, $1,000 par value; 10,000 shares of series A and 374 shares of series B authorized, issued and outstanding at December 31, 2012 and December 31, 2011	10,374	10,374
Discount on preferred stock	(142)	(217)
Common stock, $5 par value; authorized 10,000,000 shares, issued and outstanding 3,262,518 (includes 29,178 restricted shares) at December 31, 2012, and 3,241,547 (includes 8,207 restricted shares) at December 31, 2011	16,167	16,167
Surplus	15,487	15,458
Retained deficit	(6,587)	(9,773)
Accumulated other comprehensive income	1,420	1,079
Total stockholders’ equity	36,719	33,088
Total liabilities and stockholders’ equity	$370,451	$361,175

HomeTown Bankshares Corporation
Consolidated Statements of Operations
Three and Twelve Months Ended December 31, 2012 and 2011

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
In Thousands, Except Share and Per Share Data	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Loans and fees on loans	$3,517	$3,430	$13,797	$14,013
Taxable investment securities	349	478	1,631	1,894
Nontaxable investment securities	20	-	50	-
Federal funds sold	1	5	9	28
Dividends on restricted stock	28	16	92	63
Other interest income	10	9	40	16
Total interest income	3,925	3,938	15,619	16,014

Interest expense:
Deposits	520	783	2,299	3,831
Preferred stock dividends	-	-	38	-
Other borrowed funds	96	116	402	503
Total interest expense	616	899	2,739	4,334
Net interest income	3,309	3,039	12,880	11,680

Provision for loan losses	-	359	1,408	1,222
Net interest income after provision for loan losses	3,309	2,680	11,472	10,458

Noninterest income:
Service charges on deposit accounts	77	73	283	258
ATM and interchange income	66	51	231	180
Mortgage loan brokerage fees	106	77	368	147
Gain on sales of investment securities	4	-	131	196
Other income	170	58	389	257
Total noninterest income	423	259	1,402	1,038

Noninterest expense:
Salaries and employee benefits	1,265	1,169	4,894	4,753
Occupancy and equipment expense	317	308	1,259	1,286
Data processing expense	176	148	682	599
Advertising and marketing expense	89	142	386	331
Professional fees	72	31	343	295
Bank franchise taxes	34	54	137	204
FDIC insurance expense	121	88	490	539
Loss on sales and writedowns of other real estate owned	420	219	566	333
Other real estate owned expense	65	70	314	240
Directors' fees	59	-	227	-
Other expense	264	280	1,053	997
Total noninterest expense	2,882	2,509	10,351	9,577
Net income before income taxes	850	430	2,523	1,919
Income tax expense (benefit)	293	-	(2,073)	-
Net income	557	430	4,596	1,919
Dividends accumulated on preferred stock	134	134	534	534
Accretion of discount on preferred stock	19	17	75	70
Net income available to common shareholders	$404	$279	$3,987	$1,315

Earnings per common share, basic and diluted	$0.12	$0.09	$1.22	$0.41
Weighted average common shares outstanding, basic and diluted	3,262,518	3,241,547	3,259,424	3,241,547

HOMETOWN BANKSHARES CORPORATION

Financial Highlights

(Unaudited)

	Three	Three	Twelve	Twelve
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	December 31	December 31	December 31	December 31
	2012	2011	2012	2011
PER COMMON SHARE
Earnings per share, basic and diluted	$0.12	$0.09	$1.22	$0.41
Book value			$8.12	$7.07

FINANCIAL RATIOS
Return on average assets	0.59%	0.48%	1.25%	0.54%
Return on average shareholders' equity	6.04%	5.58%	12.69%	6.57%
Net interest margin	3.84%	3.64%	3.82%	3.48%
Efficiency	64.29%	67.29%	66.93%	71.91%
Net charge-off to average loans (annualized)	0.16%	1.22%	0.61%	0.96%
Loans to deposits			88.69%	80.97%

ALLOWANCE FOR LOAN LOSSES
(in thousands)
Beginning balance	$3,901	$4,393	$3,979	$5,228
Provision for loan losses	-	359	1,408	1,222
Charge-offs	(129)	(773)	(1,616)	(2,474)
Recoveries	18	-	19	3
Ending balance	$3,790	$3,979	$3,790	$3,979

ASSET QUALITY RATIOS
Nonperforming assets to total assets			3.14%	3.21%
Nonperforming loans to total loans			0.98%	0.82%
Allowance for loan losses to total loans			1.38%	1.60%
Allowance for loan losses to nonaccrual loans			140.9%	195.8%

COMPOSITION OF RISK ASSETS
(in thousands)
Nonperforming assets:
90 days past due and accruing			$-	$-
Nonaccrual loans			2,689	2,032
Other real estate owned			8,938	9,562
Total nonperforming assets			$11,627	$11,594

Performing restructured loans			$6,543	$8,368

Total restructured loans			$6,543	$8,368